Exhibit 10.4

CONTRIBUTION AGREEMENT

This Contribution Agreement (“Agreement”) is entered into effective as of December 1, 2003 (the “Effective Date”) by and among OutBack Management Services, L.L.C., a Texas limited liability company (“OutBack Management”), MAC Partners, L.P., a Texas limited partnership (“MAC Partners”), and Worldwide Blue Ocean Wireless Communications, L.L.C., a Texas limited liability company (“WBOW”).

RECITALS

WHEREAS, OutBack Management desires to contribute all of its broadband assets, including equipment and contracts, to WBOW, in exchange for a 50% ownership interest in WBOW (the “OutBack Interest”); and

WHEREAS, MAC Partners desires to contribute all of its broadband assets to WBOW, in exchange for a 50% ownership interest in WBOW (the “MAC Interest”).

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

1.                                       Contribution by, and Issuance to, OutBack Management.

(a)          Subject to the terms and conditions of this Agreement, OutBack Management hereby conveys, transfers and assigns to WBOW, and WBOW hereby receives and accepts from OutBack Management, (i) all of OutBack Management’s right, title and interest in the broadband assets owned by OutBack Management as set forth on Schedule 1a attached hereto and valued at approximately $42,000 (the “OutBack Acquired Assets”) and (ii) all revenues of OutBack Management derived on and after the Effective Date from the OutBack Acquired Assets (collectively, the “OutBack Contribution”).

(b)         In exchange for the OutBack Contribution, and subject to the terms and conditions of this Agreement, WBOW hereby issues the OutBack Interest to OutBack Management.

2.                                       Contribution by, and Issuance to, MAC Partners.

(a)          Subject to the terms and conditions of this Agreement, MAC Partners hereby conveys, transfers and assigns to WBOW, and WBOW hereby receives and accepts from MAC Partners, (i) all of MAC Partners’ right, title and interest in the broadband assets owned by MAC Partners (the “MAC Acquired Assets”) and (ii) all revenues of MAC Partners derived on and after the

Effective Date from the MAC Acquired Assets (collectively, the “MAC Contribution”).

(b)         In exchange for the MAC Contribution, and subject to the terms and conditions of this Agreement, WBOW hereby issues the MAC Interest to MAC Partners.

3.                                       Regulations of WBOW.  Contemporaneously with the execution of this Agreement, each of OutBack Management and MAC Partners shall execute the Regulations of WBOW, which shall govern their respective rights with respect to the OutBack Interest and the MAC Interest, respectively.

4.                                       Representations and Warranties of OutBack Management.

(a)          OutBack Management is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Texas and has the requisite power and authority to own, lease and operate its assets and to carry on its business as it is now being conducted.

(b)         OutBack Management has all requisite power and authority to execute this Agreement and the other documents contemplated by this Agreement, and to consummate the transactions contemplated hereby and thereby.

(c)          The execution and delivery of this Agreement by OutBack Management do not, and the consummation by OutBack Management of the transactions contemplated hereby will not:  (i) violate any law, rule, regulation, ordinance or order, (ii) conflict with any provision of the articles of organization or regulations of OutBack Management, (iii) result in the creation of any lien or encumbrance upon any of the OutBack Acquired Assets, (iv) result in a default under, give rise to a right of termination, cancellation or loss of a benefit under, or breach any prohibition or restriction on transfer contained in any agreement to which OutBack Management is a party or to which any of its properties is subject, or (v) require the consent, approval, order or authorization of, or the registration, declaration or filing with (A) any court, governmental or administrative agency, commission, authority, board, bureau or instrumentality, whether federal, state or local, or (B) any individual, corporation, partnership, joint venture, trust, business association or other entity.

(d)         OutBack Management has good and valid title to all of the OutBack Acquired Assets, free and clear of all liens and encumbrances, and WBOW will acquire good and valid title to the OutBack Acquired Assets, free and clear of all liens and encumbrances.

(e)          Schedule 1a contains a list of (i) all contracts, agreements, commitments, and all other legally binding arrangements relating to the OutBack Acquired Assets and (ii) all permits, concessions, authorizations or licenses relating to the OutBack Acquired Assets (collectively, the “OutBack Contracts”).  Each of the OutBack Contracts is a legal, valid and binding obligation of the parties thereto.  Each of the OutBack Contracts is in full force and effect and will continue in full force and effect following the transactions contemplated by this Agreement without the breach of any terms or conditions thereof or the forfeiture or impairment of any rights thereunder and without the consent, approval or act of, or the making of any filing with, any other person.  OutBack Management has performed in all material respects all obligations required to be performed by it to date under the OutBack Contracts and is not in breach or default thereunder.  To OutBack Management’s knowledge, each party to the OutBack Contracts other than OutBack Management has performed in all material respects all obligations required to be performed by it to date under the OutBack Contracts and is not in breach or default thereunder.  No defenses, offsets or counterclaims to any OutBack Contracts have been asserted by any party thereto.  OutBack Management has not waived any rights under any OutBack Contracts.  To OutBack Management’s knowledge, no party has any intention to cancel, to discontinue, to fail to renew, to replace or otherwise to terminate any OutBack Contracts.  True and complete copies of each of the OutBack Contracts have been delivered or made available to MAC Partners.

(f)            The revenues of OutBack Management derived from the OutBack Acquired Assets for the one-month period commencing the Effective Date and through December 31, 2003 (all of which are part of the OutBack Contribution) are $11,875.

(g)         OutBack Management agrees to furnish to WBOW, management services pursuant to a separate management services agreement to be negotiated between OutBack Management and WBOW.

(h)         The representations and warranties, including Schedule 1a attached hereto, furnished by OutBack Management to WBOW and MAC Partners in connection with the transactions contemplated by this Agreement do not contain any untrue statement of material fact and do not omit any material fact necessary in order to make the statements made, in light of the circumstances in which they are made, not misleading.

5.                                       Representations and Warranties of MAC Partners.

(a)          MAC Partners is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Texas and has the requisite power and authority to own, lease and operate its assets and to carry on its business as it is now being conducted.

(b)         MAC Partners has all requisite power and authority to execute this Agreement and the other documents contemplated by this Agreement, and to consummate the transactions contemplated hereby and thereby.

(c)          The execution and delivery of this Agreement by MAC Partners do not, and the consummation by MAC Partners of the transactions contemplated hereby will not:  (i) violate any law, rule, regulation, ordinance or order, (ii) conflict with any provision of the agreement of limited partnership of MAC Partners, (iii) result in the creation of any lien or encumbrance upon any of the MAC Acquired Assets, (iv) result in a default under, give rise to a right of termination, cancellation or loss of a benefit under, or breach any prohibition or restriction on transfer contained in any agreement to which MAC Partners is a party or to which any of its properties is subject, or (v) require the consent, approval, order or authorization of, or the registration, declaration or filing with (A) any court, governmental or administrative agency, commission, authority, board, bureau or instrumentality, whether federal, state or local, or (B) any individual, corporation, partnership, joint venture, trust, business association or other entity.

(d)         MAC Partners has good and valid title to all of the MAC Acquired Assets, free and clear of all liens and encumbrances, and WBOW will acquire good and valid title to the MAC Acquired Assets, free and clear of all liens and encumbrances.

(e)          MAC Partners agrees to furnish to WBOW, turnkey office, reception, furniture, telecommunications and internet hosting services, plus accounting and treasury functions, plus consulting services as needed.

(f)            The representations and warranties, including Schedule 1a attached hereto, furnished by MAC Partners to WBOW and OutBack Management in connection with the transactions contemplated by this Agreement do not contain any untrue statement of material fact and do not omit any material fact necessary in order to make the statements made, in light of the circumstances in which they are made, not misleading.

6.                                       Indemnification.

(a)          OutBack Management does hereby agree to defend and to indemnify WBOW, MAC Partners and their respective officers, managers, directors, employees, members, stockholders, agents and representatives against, and to hold them harmless from, any loss, liability, claim, damage or other expense (including reasonable legal fees and expenses), as incurred, relating to, arising out of or in connection with any inaccuracy of any representation or warranty of OutBack Management contained in this Agreement or any document delivered in connection herewith.

(b)         MAC Partners does hereby agree to defend and to indemnify WBOW, OutBack Management and their respective officers, managers, directors, employees, members, stockholders, agents and representatives against, and to hold them harmless from, any loss, liability, claim, damage or other expense (including reasonable legal fees and expenses), as incurred, relating to, arising out of or in connection with any inaccuracy of any representation or warranty of MAC Partners contained in this Agreement or any document delivered in connection herewith.

7.                                       Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by overnight courier or telecopier with proof of delivery or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)                                  if to WBOW, to

Worldwide Blue Ocean Wireless Communications, L.L.C.

2705 Canton Street

Dallas, Texas  75226

Facsimile:  (469) 227-7955

(b)                                 if to OutBack Management, to

OutBack Management Services, L.L.C.

Facsimile:  (         )

(c)                                  if to MAC Partners, to

MAC Partners, L.P.

2705 Canton Street

Dallas, Texas  75226

Facsimile:  (469) 227-7955

Any notice that is delivered personally shall be deemed to have been duly given to the party to whom it is directed upon delivery.  Any notice that is delivered by overnight courier or facsimile in the manner provided herein shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the next day after delivery to the courier or transmission.  Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth day after the day it is so placed in the mail.

8.                                       Survival.  The covenants and agreements contained in this Agreement (including the rights to indemnification provided herein) and in any document delivered in connection herewith shall survive the Closing and shall remain in full force and effect, regardless of any investigation made by or on behalf of any party hereto.  All representations and warranties set forth in this Agreement or in any Schedule or document furnished pursuant hereto shall survive the Closing and shall remain in full force and effect, regardless of any investigation made by or on behalf of any party hereto.

9.                                       Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall be considered one and the same agreement.

10.                                 Entire Agreement; No Third Party Beneficiaries.  This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

11.                                 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, excluding the conflicts of law or choice of law provisions thereof.

12.                                 Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

13.                                 Entire Agreement; Amendment.  Each of the parties represents that no promise or agreement which is not expressed in this Agreement, has been made to such party in executing this Agreement, and none of the parties is relying upon any statement or representation not contained in this Agreement.  This Agreement constitutes the entire understanding among the parties hereto relative to the subject matter hereof, superseding any and all prior agreements, arrangements, and understandings, written or oral, between the parties.  This Agreement may be amended only by a written instrument duly signed by each of the parties hereto.

14.                                 Further Assurances.  Each party hereto agrees to execute and deliver any and all documents, and to perform such other acts, as may be reasonably necessary or expedient to further the purposes of this Agreement or any document delivered in connection herewith or to further assure the benefits intended to be conferred hereby or thereby.

IN WITNESS WHEREOF, OutBack Management, MAC Partners and WBOW have caused this Agreement to be signed by their respective duly authorized parties, all as of the date first written above.

OutBack Management Services, L.L.C.

By:	/s/ John Mills
Name:
Title:	President

MAC Partners, L.P.

By:	/s/ Dennis McLaughlin
Name:
Title:	General Manager

Worldwide Blue Ocean Wireless Communications, L.L.C.

By:	/s/ Marcus Taber Wetz
Name:
Title:	Secretary

Schedule 1a

OutBack Acquired Assets

Equipment:

Contracts: